UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   5/14/2014

CITIZENS FIRST CORPORATION
(Exact name of registrant as specified in its charter)

Kentucky 333-67435 61-0912615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Ashley Street, Bowling Green, Kentucky 42103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (270) 393-0700

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual meeting of shareholders of Citizens First Corporation (the “Company”) was held on May 14, 2014.  At the annual meeting,  Barry Bray, Sarah Glenn Grise, Chris Guthrie and Amy Milliken were elected as Class II directors to serve for a term of three years  and until their successors are duly elected and qualified.  In addition, at the annual meeting, the shareholders (i) approved, on a non-binding, advisory basis the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, (ii) approved, on a non-binding, advisory basis, one year as  the frequency with which the Company should hold future non-binding, advisory votes on the compensation of the Company’s named executive officers, and (iii) ratified the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Each director was elected by the following tabulation:

			Broker
	Votes for	Votes withheld	Non-votes	Votes abstained

Barry Bray	1,080,693	2,257	583,925	0
Sarah Glenn Grise	1,075,777	7,173	583,925	0
Chris Guthrie	1,040,728	42,222	583,925	0
Amy Milliken	1,056,932	26,018	583,925	0

The terms of office of the following directors of the Company continued after the Annual Meeting:

Name	Term Expires In
James R. Hilliard M. Todd Kanipe Kevin Vance	2015 2015 2015
Steve Marcum Steve Newberry Jack Sheidler John Taylor	2016 2016 2016 2016

The ratification of the appointment of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved by the following tabulation:

Votes For	1,662,930

Votes Against	500

Votes Abstained	2,068

Broker Non-votes	1,377

.

The non-binding advisory vote on the compensation of the Company’s named executive officers was approved by the following tabulation:

Votes For	1,056,738

Votes Against	5,333

Votes Abstained	20,879

Broker Non-votes	583,925

The non-binding, advisory vote on the frequency with which the Company should hold future non-binding, advisory votes on the compensation of the Company’s named executive officers received the following votes:

One Year	1,042,277

Two Years	0

Three Years	26,213

Abstained	14,460

Broker Non-votes	583,925

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FIRST CORPORATION
(Registrant)
By: /s/ M. Todd Kanipe M. Todd Kanipe
President and Chief Executive Officer

Date: May 16, 2014

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